Exhibit 10-K

                                                                CONFORMED COPY


                         CHRYSLER CREDIT CANADA LTD.
                as Retail Seller and Initial Wholesale Seller

                        CHRYSLER FINANCIAL CORPORATION
                                 as Guarantor

                             ROYAL BANK OF CANADA
                      CANADIAN IMPERIAL BANK OF COMMERCE
                           THE BANK OF NOVA SCOTIA
                               BANK OF MONTREAL
                          THE TORONTO-DOMINION  BANK
                            BANK OF AMERICA CANADA
                           CHEMICAL BANK OF CANADA
                            CREDIT LYONNAIS CANADA
                            MORGAN BANK OF CANADA
                       SWISS BANK CORPORATION (CANADA)
                                   as Banks

                             ROYAL BANK OF CANADA
                                   as Agent

___________________________________________________________________________

                                  $75,000,000
                   SHORT-TERM  RECEIVABLES PURCHASE AGREEMENT
                                  May 23, 1994
___________________________________________________________________________

                           TABLE OF CONTENTS

                        ARTICLE I -  DEFINITIONS

1.1       Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . - 1 -
1.2       Other Definitional Provisions. . . . . . . . . . . . . . . . - 1 -

              ARTICLE II - AMOUNT AND TERMS OF COMMITMENTS

2.1       Replacement. . . . . . . . . . . . . . . . . . . . . . . . . - 2 -
2.2       Commitment.. . . . . . . . . . . . . . . . . . . . . . . . . - 2 -
2.3       Related Documents. . . . . . . . . . . . . . . . . . . . . . - 2 -
     (a)  Short-Term Retail PSA. . . . . . . . . . . . . . . . . . . . - 2 -
     (b)  Short-Term Wholesale Series Supplement.. . . . . . . . . . . - 2 -
2.4       Procedure for Purchase.  . . . . . . . . . . . . . . . . . . - 3 -
     (a)  Seller Procedure . . . . . . . . . . . . . . . . . . . . . . - 3 -
     (b)  Agent/Bank Deposit Procedure.. . . . . . . . . . . . . . . . - 3 -
2.5       Utilization Fee. . . . . . . . . . . . . . . . . . . . . . . - 3 -
2.6       Facility Fee . . . . . . . . . . . . . . . . . . . . . . . . - 4 -
2.7       Default Interest . . . . . . . . . . . . . . . . . . . . . . - 4 -
2.8       Termination or Reduction of Commitments. . . . . . . . . . . - 4 -
     (a)  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . - 4 -
     (b)  Fees.. . . . . . . . . . . . . . . . . . . . . . . . . . . . - 4 -
     (c)  Minimum Reduction. . . . . . . . . . . . . . . . . . . . . . - 4 -
2.9       Increase in Commitments. . . . . . . . . . . . . . . . . . . - 5 -
2.10      Rate of Return.  . . . . . . . . . . . . . . . . . . . . . . - 5 -
     (a)  Retail . . . . . . . . . . . . . . . . . . . . . . . . . . . - 5 -
     (b)  Wholesale. . . . . . . . . . . . . . . . . . . . . . . . . . - 5 -
2.11      Pro Rata Treatment and Payments. . . . . . . . . . . . . . . - 5 -
     (a)  Pro Rata Treatment.. . . . . . . . . . . . . . . . . . . . . - 5 -
     (b)  Payments to Agent. . . . . . . . . . . . . . . . . . . . . . - 5 -
     (c)  Distribution of Payments by Agent. . . . . . . . . . . . . . - 6 -
2.12      Addition of Wholesale Sellers. . . . . . . . . . . . . . . . - 6 -

              ARTICLE III- REPRESENTATIONS AND WARRANTIES

3.1       Corporate Existence; Compliance with Law . . . . . . . . . . - 7 -
3.2       Corporate Power; Authorization; Enforceable. . . . . . . . . - 7 -
3.3       No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
3.4       No Material Litigation.. . . . . . . . . . . . . . . . . . . - 8 -
3.5       No Default.. . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
3.6       Voting Control.. . . . . . . . . . . . . . . . . . . . . . . - 8 -

                   ARTICLE IV - CONDITIONS PRECEDENT

4.1       Conditions to Effectiveness of Short-Term RPA. . . . . . . . - 8 -
4.2       Notice of Replacement Effective Date . . . . . . . . . . . .- 11 -
4.3       Failure to Reach Replacement Effective Date. . . . . . . . .- 11 -
4.4       Conditions to Each Purchase. . . . . . . . . . . . . . . . .- 11 -

                         ARTICLE V - COVENANTS

5.1       Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .- 13 -
5.2       Voting Control . . . . . . . . . . . . . . . . . . . . . . .- 14 -
5.3  (a)  Activities of the Seller . . . . . . . . . . . . . . . . . .- 14 -
     (b)  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .- 14 -
     (c)  Guarantees . . . . . . . . . . . . . . . . . . . . . . . . .- 14 -
     (d)  Investments. . . . . . . . . . . . . . . . . . . . . . . . .- 15 -
     (e)  Agreements . . . . . . . . . . . . . . . . . . . . . . . . .- 15 -
     (f)  Maintenance of Separate Existence. . . . . . . . . . . . . .- 15 -
5.4       Accounting . . . . . . . . . . . . . . . . . . . . . . . . .- 16 -
5.5       Collateral Protection Insurance. . . . . . . . . . . . . . .- 16 -

                         ARTICLE VI - GUARANTEE
6.1       Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . .- 16 -
6.2       Absolute and Unconditional Obligations . . . . . . . . . . .- 16 -
6.3       Discretion of Banks. . . . . . . . . . . . . . . . . . . . .- 17 -
6.4       General. . . . . . . . . . . . . . . . . . . . . . . . . . .- 17 -

              ARTICLE VII - COMMITMENT TERMINATION EVENTS

7.1       Commitment Termination Events. . . . . . . . . . . . . . . .- 18 -

                        ARTICLE VIII - THE AGENT
8.1       Appointment. . . . . . . . . . . . . . . . . . . . . . . . .- 20 -
8.2       Delegation of Duties.. . . . . . . . . . . . . . . . . . . .- 20 -
8.3       Exculpatory Provisions . . . . . . . . . . . . . . . . . . .- 20 -
8.4       Reliance by Agent. . . . . . . . . . . . . . . . . . . . . .- 21 -
8.5       Notice of Default. . . . . . . . . . . . . . . . . . . . . .- 21 -
8.6       Non-Reliance on Agent and Other Banks. . . . . . . . . . . .- 22 -
8.7       Indemnification of Agent.. . . . . . . . . . . . . . . . . .- 22 -
8.8       Agent in Its Individual Capacity.. . . . . . . . . . . . . .- 23 -
8.9       Successor Agent. . . . . . . . . . . . . . . . . . . . . . .- 23 -
8.10      Exchange of Information. . . . . . . . . . . . . . . . . . .- 24 -
8.11      Netting of Payment.. . . . . . . . . . . . . . . . . . . . .- 24 -
8.12      Survival . . . . . . . . . . . . . . . . . . . . . . . . . .- 24 -
8.13      For Benefit of Banks Only. . . . . . . . . . . . . . . . . .- 24 -

                      ARTICLE IX - INDEMNIFICATION

9.1       Payment of Expenses and Taxes. . . . . . . . . . . . . . . .- 24 -
9.2       Statements, Reports etc. . . . . . . . . . . . . . . . . . .- 26 -
9.3       Increased Costs. . . . . . . . . . . . . . . . . . . . . . .- 26 -
9.4       Reemployment Costs . . . . . . . . . . . . . . . . . . . . .- 27 -
9.5       Changes in Capital Requirements. . . . . . . . . . . . . . .- 28 -
9.6       Replacement of Banks . . . . . . . . . . . . . . . . . . . .- 30 -
9.7       Survival.. . . . . . . . . . . . . . . . . . . . . . . . . .- 30 -

                       ARTICLE X - MISCELLANEOUS

10.1      Amendments and Waivers.. . . . . . . . . . . . . . . . . . .- 31 -
10.2      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .- 32 -
10.3      No Waiver; Cumulative Remedies.. . . . . . . . . . . . . . .- 32 -
10.4      Survival of Representations and Warranties.. . . . . . . . .- 33 -
10.5      Successors and Assigns . . . . . . . . . . . . . . . . . . .- 33 -
10.6      Participation. . . . . . . . . . . . . . . . . . . . . . . .- 33 -
10.7      Optional Sale. . . . . . . . . . . . . . . . . . . . . . . .- 33 -
10.8      Sale of Interests. . . . . . . . . . . . . . . . . . . . . .- 34 -
10.9      Adjustments; Set-Off.. . . . . . . . . . . . . . . . . . . .- 35 -
10.10     Counterparts.. . . . . . . . . . . . . . . . . . . . . . . .- 36 -
10.11     Severability.. . . . . . . . . . . . . . . . . . . . . . . .- 36 -
10.12     Entire Agreement.. . . . . . . . . . . . . . . . . . . . . .- 37 -
10.13     Governing Law. . . . . . . . . . . . . . . . . . . . . . . .- 37 -
10.14     Submission To Jurisdiction; Waivers. . . . . . . . . . . . .- 37 -
10.15     Further Assurances . . . . . . . . . . . . . . . . . . . . .- 38 -
10.16     Termination. . . . . . . . . . . . . . . . . . . . . . . . .- 38 -

                                   SCHEDULES

SCHEDULE 1.1        DEFINITIONS

SCHEDULE 2.4        NOTICE OF REQUESTED PURCHASE

SCHEDULE 2.8        NOTICE OF REDUCTION OF SHORT-TERM COMMITMENT AMOUNT

SCHEDULE 4.1(b)     FORM OF TERMINATION AGREEMENT

SCHEDULE 4.1(m)(i)  FORM OF LEGAL OPINION OF GENERAL COUNSEL OF THE
                    GUARANTOR

SCHEDULE 4.1(m)(ii) FORM OF LEGAL OPINION OF COUNSEL TO CCCL

SCHEDULE 4.1(n)     ACKNOWLEDGEMENT FROM CCCL AND THE WHOLESALE CUSTODIAN

SCHEDULE 10.8(a)    FORM OF COMMITMENT TRANSFER SUPPLEMENT

              THIS SHORT-TERM RECEIVABLES PURCHASE AGREEMENT, dated May 23, 1994, among CHRYSLER CREDIT CANADA LTD., a Canadian corporation ("CCCL"), in its capacity as seller of Retail Obligations under the Short-Term Retail PSA referred to below (in such capacity, the "Retail Seller") and in its capacity as seller of undivided ownership interests in Wholesale Pooled Property (in such capacity, the "Initial Wholesale Seller"), the Additional Wholesale Sellers from time to time parties to this Short-Term RPA, CHRYSLER FINANCIAL CORPORATION, a Michigan corporation ("CFC"), ROYAL BANK OF CANADA, a Canadian chartered bank ("Royal"), Chartered Banks from time to time parties to this Short-Term RPA (collectively, the "Banks") and ROYAL as agent for the Banks hereunder (in such capacity, the "Agent")

WITNESSES:

              WHEREAS CCCL, CFC and Royal are parties to the Standby Receivables Purchase Agreement dated January 27, 1993 (the "1993 RPA") and the Related Agreements (as defined therein);

              WHEREAS the parties hereto wish to replace the 1993 RPA in part with this Short-Term RPA except as otherwise provided in this Short-Term RPA;

              NOW THEREFORE in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:


                            ARTICLE I -  DEFINITIONS

1.1 Defined Terms. The capitalized terms used herein which are defined in, or by reference in, Schedule 1.1 hereto shall have the meanings specified therein.

1.2           Other Definitional Provisions.

         (a) Unless otherwise specified therein, all terms defined in this Short-Term RPA shall have their defined meanings when used in the Related Documents or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in the Related Documents, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Schedule 1.1 and accounting terms partly defined in
Schedule 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Short-Term RPA shall refer to this Short-Term RPA as a whole and not to any particular provision of this Short-Term RPA, and references to Articles, Sections, subsections and Schedules are references to articles, sections, subsections of and schedules to this Short-Term RPA unless otherwise specified. All references to "this Short-Term RPA" or "the Short-Term RPA" means this Short-Term RPA or "the Short-Term RPA" as the same may be amended, supplemented or otherwise modified from time to time.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) The headings used in this Short-Term RPA are for convenience of reference only and shall not affect the interpretation of this Short-Term RPA.


                  ARTICLE II - AMOUNT AND TERMS OF COMMITMENTS

2.1 Replacement. Upon the Replacement Effective Date, the 1993 Commitments shall be terminated. If any 1993 Short-Term Carried-Over Invested Amount is then outstanding and the 1993 Related Documents are not terminated pursuant to the 1993 Termination Agreement, such 1993 Short-Term Carried-Over Invested Amount shall remain outstanding under and pursuant to the 1993 RPA and the 1993 Related Documents, provided that, as set forth in the definitions of 1993 Short-Term Carried-Over Invested Amount and Aggregate 1994 Invested Amount, such 1993 Short-Term Carried-Over Invested Amount shall be credited to reduce the Banks' obligations to make Purchases hereunder.

2.2 Commitment. Subject to the terms and conditions hereof, during the Commitment Period each Bank severally agrees to purchase from the Retail Seller, Retail Obligations (each such purchase, a "Retail Purchase") and to purchase from the Wholesale Sellers undivided ownership interests in Wholesale Pooled Property (each such purchase, a "Wholesale Purchase") in amounts such that at any one time such Bank's Purchase Percentage of the Short-Term Aggregate Invested Amount shall not exceed such Bank's Commitment Amount.

2.3           Related Documents.

         (a) Short-Term Retail PSA. Retail Purchases hereunder shall be made pursuant to the terms and conditions of the Short-Term Retail PSA.

         (b) Short-Term Wholesale Series Supplement. Wholesale Purchases hereunder shall be made pursuant to the terms and conditions of the Short-Term Wholesale Series Supplement, and each Bank's undivided ownership interests in the Wholesale Pooled Property shall be evidenced by a Short-Term Wholesale Certificate issued to such Bank pursuant to the Wholesale PSA and the Short-Term Wholesale Series Supplement.

2.4           Procedure for Purchase.

         (a) Seller Procedure. The Sellers may utilize the Commitments during the Commitment Period on any Business Day, provided that:

              (i) Notice. CCCL shall give the Agent irrevocable notice in the form of, and containing the particulars set out in, Schedule 2.4 hereto (which notice must be received by the Agent prior to 10:00 a.m., Toronto time, at least five Business Days prior to the requested Purchase Date); and

              (ii) Minimum Purchase Amount.  On each Purchase Date, the
                   Purchases under the Commitments will be in an aggregate amount equal to at least $5,000,000 in respect of a Retail Purchase and $10,000,000 in respect of a Wholesale Purchase.

         (b) Agent/Bank Deposit Procedure. Upon receipt of any such notice from CCCL, the Agent shall promptly notify each Bank thereof. Each Bank shall deposit in the Clearing Account an amount in immediately available funds equal to the amount of the Purchase Price or portion thereof required to be paid by it in respect of such Purchase prior to 11:00 a.m., Toronto time, on the Purchase Date requested. The Agent shall cause all such amounts to be withdrawn from the Clearing Account and shall make the aggregate amount so withdrawn available to the Seller by depositing the proceeds thereof in the account of the Seller with the Agent.

2.5 Utilization Fee. CCCL agrees to pay to the Agent for the account of each Bank an additional fee (the "Utilization Fee") in respect of each month during which Utilization exceeds 33-1/3%, from and including the Replacement Effective Date to but excluding the later of (i) the Commitment Termination Date and (ii) the date on which the Short-Term Aggregate Invested Amount is zero (such later date, the "Final Date"). The Utilization Fee shall be payable monthly in arrears on (a) the first Business Day of each calendar month (or portion thereof) and (b) on the Final Date (for the period ended on such date for which no payment has been received pursuant to clause (a) above) (each such month or period, a "Utilization Period"). The Utilization Fee for each Utilization Period shall be equal to the product of (x) the average daily Short-Term Aggregate Invested Amount during such Utilization Period, (y) an annual rate equal to .125% and (z) a fraction the numerator of which is the actual number of days elapsed in the Utilization Period and the denominator of which is 365 (or 366, in leap years).

2.6 Facility Fee. The Seller shall pay to the Agent for the account of each Bank, a facility fee (the "Facility Fee") for each day from and including the Replacement Effective Date to but excluding the Final Date. Such Facility Fee shall be payable quarterly in arrears on (a) the first Business Day of each of January, April, July and October (for the three-month period (or portion thereof) ended on the last day of the immediately preceding month) and (b) on the Final Date (for the period ended on such date for which no payment has been received pursuant to clause (a) above) (each such period, a "Fee Period"). The Facility Fee for each Fee Period shall be an amount equal to the product of (x) the average daily Short-Term Commitment Amount during such Fee Period, (y) an annual rate equal to the Short-Term Facility Fee Percentage, and (z) a fraction the numerator of which is the actual number of days elapsed in the Fee Period and the denominator of which is 365 (or 366, in leap years).

2.7 Default Interest. Facility Fees, Utilization Fees or other fees that are not paid when due shall bear interest, payable on demand, from the date when due until paid in full (both before and after judgment) at the Default Rate.

2.8 Termination or Reduction of Commitments. The Sellers may terminate the Commitments or, from time to time, reduce the Short-Term Commitment Amount, provided that:

         (a) Notice. CCCL shall give the Agent irrevocable notice in the form of and containing the particulars set out in Schedule 2.8 (which notice must be received by the Agent at least five Business Days prior to such cancellation or reduction);

         (b) Fees. On the date of any such cancellation CCCL shall pay in full any accrued and unpaid Facility Fees, Utilization Fees or other amounts owing to the Agent or the Banks hereunder; and

         (c) Minimum Reduction. Any such reduction shall be in an amount at least equal to $5,000,000 and be a whole multiple of $1,000,000 and shall permanently reduce the Short-Term Commitment Amount then in effect.


2.9           Increase in Commitments.

              From time to time the Seller may propose to the Agent in writing that the Short-Term Commitment Amount be increased either by increasing the Commitment of one or more Banks (each, an "Increasing Bank") or by introducing one or more new Chartered Banks as a Bank hereunder (each, a "New Bank"). Each proposed increase will be subject to receipt by the Agent of the prior written consent of each Increasing Bank whose Commitment is proposed to be increased and shall become effective upon receipt by the Agent of duly executed supplements as provided in subsection
10.1 of this Short-Term RPA evidencing an aggregate increase in Commitment Amounts equal to the aggregate amount of such increase in respect of the Increasing Bank's Commitment or New Bank's Commitment, as applicable, and, in the case of a New Bank, duly executed counterparts of this Short-Term RPA and the Related Documents evidencing the addition of such New Bank as a party thereto and a Short-Term Wholesale Certificate duly certified by the Custodian and issued to such New Bank in accordance with the Wholesale PSA. From and after the date on which any such proposed increase becomes effective pursuant to the provisions of this subsection 2.9, the aggregate dollar amount set forth in the definition of "Short-Term Commitment Amount" in this Short-Term RPA shall be increased by the amount so proposed by the Seller in respect of the Increasing Banks' or New Banks' Commitments. No such increase shall diminish or otherwise affect the entitlement of any Bank to any amounts payable hereunder or under the Related Documents in respect of any Purchases made prior to the date such increase becomes effective.

2.10          Rate of Return.

         (a) Retail. The rate of return or yield due to the Banks on all or any portion of their investment in Retail Obligations shall be as set forth in the Short-Term Retail PSA.

         (b) Wholesale. The rate of return or yield due to the Banks on all or any portion of their investment in Wholesale Pooled Property shall be as set forth in the Short-Term Wholesale Series Supplement.

2.11          Pro Rata Treatment and Payments.

         (a) Pro Rata Treatment. Each Purchase hereunder, each payment by CCCL on account of any Facility Fees and Utilization Fees hereunder and any reduction of the Short-Term Commitment Amount shall be made according to the respective Purchase Percentages of each of the Banks.

         (b) Payments to Agent. All payments (including prepayments) by any CCCL Party shall be made to the Agent for the account of the Banks or the Agent, as applicable, by 2:00 p.m., Toronto time, at the office of the Agent referred set out in the signature pages hereto in Dollars, in immediately available funds and without set-off or counterclaim.

         (c) Distribution of Payments by Agent. The Agent shall promptly distribute such payments to each Bank entitled to receive a portion thereof in accordance with the terms and conditions of this Short-Term RPA, the Short-Term Retail PSA and the Short-Term Wholesale Series Supplement at the respective office of each such Bank in Toronto set out opposite such Bank's name on the signature pages hereto and in any event any payments received by the Agent from the Seller by 2:00 p.m., Toronto time, on any day will be distributed to each Bank by 4:00 p.m., Toronto time, on the same day.

2.12          Addition of Wholesale Sellers.

         (a) Subject to the terms and conditions hereof, from time to time a Designated Affiliate may become an additional Wholesale Seller (an "Additional Wholesale Seller") provided that:

                (i) the conditions precedent set forth in Section 7.04(b) of the Wholesale PSA have been satisfied;

               (ii) the Designated Affiliate executes a Supplement to this Short-Term RPA and a Wholesale PSA Supplement to the Wholesale PSA; and

              (iii) the Designated Affiliate executes a Wholesale Assignment and Assumption Agreement, in form and substance satisfactory to the Agent.

         (b) A Designated Affiliate shall become an Additional Wholesale Seller effective on the date (the "Additional Seller Date") that the Agent has received a certificate of a Responsible Officer of CCCL stating that all conditions precedent to the addition of such Wholesale Seller as a party have been satisfied. From and after the Additional Seller Date with respect to each Additional Wholesale Seller, through but excluding the Additional Seller Date with respect to any successive Additional Wholesale Seller, all Wholesale Purchases shall be made from the Active Wholesale Seller.

         (c) CCCL hereby unconditionally and irrevocably covenants and agrees that it will cause each Additional Wholesale Seller duly and punctually to perform and observe all of the terms, conditions, covenants, agreements and indemnities of each Additional Wholesale Seller under this Short-Term RPA and the Related Documents strictly in accordance with the terms hereof and thereof, and that if for any reason whatsoever, any such Additional Wholesale Seller shall fail to so perform and observe such terms, conditions, covenants, agreements and indemnities, CCCL will duly and punctually perform and observe the same. The provisions of Sections 6.2, 6.3 and 6.4 of this Short-Term RPA shall apply mutatis mutandis to this guarantee by CCCL.


                  ARTICLE III- REPRESENTATIONS AND WARRANTIES

              To induce the Banks to enter into this Short-Term RPA and to make the Purchases, each of CCCL and the Guarantor hereby represents and warrants to the Agent and each Bank, in addition to and not in substitution for, the representations and warranties contained in the Related Documents, as follows:

3.1           Corporate Existence; Compliance with Law.  Each CCCL Party is:

         (a) duly incorporated and organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and organization;

         (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

         (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure so to qualify could not, have a Material Adverse Effect; and

         (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not have a Material Adverse Effect.

3.2           Corporate Power; Authorization; Enforceable Obligations.
Each CCCL Party has the corporate power and authority, and the legal right, to make, deliver and perform this Short-Term RPA and the Related Documents and has taken all necessary corporate action to authorize the Purchases on the terms and conditions of this Short-Term RPA and the Related Documents and to authorize the execution, delivery and performance of this Short-Term RPA and the Related Documents. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Purchases hereunder or with the execution, delivery, performance, validity or enforceability of this Short-Term RPA or the Related Documents, except such consents, authorizations or filings as have been obtained or made. This Short-Term RPA has been, and each Related Document will be, when executed and delivered, duly executed and delivered on behalf of each CCCL Party party thereto. This Short-Term RPA constitutes, and each Related Document when executed and delivered will constitute, a legal, valid and binding obligation of each CCCL Party party thereto, enforceable against such CCCL Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.3 No Conflict. The execution, delivery and performance of this Short-Term RPA and the Related Documents, the Purchases hereunder and the use of the proceeds thereof will not violate, conflict with, or result in a breach of, the Constating Documents, any Requirement of Law or any Contractual Obligation of any CCCL Party.

3.4 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of CCCL or the Guarantor, threatened by or against any CCCL Party or against any of its properties or revenues:

         (a) with respect to this Short-Term RPA or the Related Documents or any of the transactions or arrangements contemplated hereby or by the Related Documents (including without limitation, with respect to the income, large corporations or capital tax attributes or consequences of the transactions or arrangements contemplated hereby or by the Related Documents or the Retail Obligations or the Wholesale Pooled Property or the filing positions taken by any CCCL Party with respect thereto under any federal or provincial income, large corporations or capital tax legislation), or

         (b)  which could have a Material Adverse Effect.

3.5 No Default. No Commitment Termination Event has occurred and is continuing.

3.6 Voting Control. CCCL legally and beneficially owns all of the issued and outstanding shares of each class of Voting Capital Stock of each Designated Affiliate which is an Additional Wholesale Seller. The Guarantor legally and beneficially owns all the issued and outstanding shares of each class of Voting Capital Stock of CCCL.

                       ARTICLE IV - CONDITIONS PRECEDENT

4.1 Conditions to Effectiveness of Short-Term RPA. This Short-Term RPA shall become effective on the date (the "Replacement Effective Date") which is the latest of May 23, 1994 and the dates on which the conditions to the effectiveness of the Short-Term Retail PSA set forth therein shall have been satisfied, on which the conditions to the effectiveness of the Short-Term Wholesale Series Supplement and the issue of the Short-Term Wholesale Certificates set forth in the Short-Term Wholesale Series Supplement and the Wholesale PSA shall have been satisfied and on which the Agent shall have received the following all in form and substance satisfactory to the Agent:

         (a) evidence satisfactory to the Agent that the Aggregate Combined Commitment Amount shall be no less than $250,000,000 on the Replacement Effective Date;

         (b) the 1993 Termination Agreement, executed and delivered by a Responsible Officer of each party to the 1993 RPA;

         (c) this Short-Term RPA, executed and delivered by a duly authorized officer of each CCCL Party party hereto and of each of the Banks listed on the signature pages hereto;

         (d) the Long-Term RPA, executed and delivered by a duly authorized officer of each CCCL Party party thereto and of each of the Banks listed on the signature pages thereto;

         (e)    (i) the Short-Term Retail PSA, executed and delivered by a duly authorized officer of each CCCL Party party thereto, and of each Bank listed on the signature pages hereto, and

               (ii) a certificate of a Responsible Officer of CCCL that the conditions to the effectiveness of the Short-Term Retail PSA set forth therein have been satisfied;

         (f)    (i) the Long-Term Retail PSA, executed and delivered by a
                    duly authorized officer of each CCCL Party party thereto, and of each Bank listed on the signature pages thereto, and

               (ii) a certificate of a Responsible Officer of CCCL that the conditions to the effectiveness of the Long-Term Retail PSA set forth therein have been satisfied;

         (g)    (i) the Short-Term Wholesale Series Supplement, executed
                    and delivered by a duly authorized officer of the Wholesale Custodian, each CCCL Party party thereto and each Bank listed on the signature pages hereto,

               (ii) the Short-Term Wholesale Certificates duly issued,
                    executed and authenticated by the Wholesale Custodian, and

              (iii) certificates of a Responsible Officer of CCCL that the conditions to the effectiveness of the Short-Term Wholesale Series Supplement and the issue of the Short-Term Wholesale Certificates set forth in the Short-Term Wholesale Series Supplement and in the Wholesale PSA have been satisfied;

         (h)    (i) the Long-Term Wholesale Series Supplement, executed and delivered by a duly authorized officer of the Wholesale Custodian, each CCCL Party party thereto and each Bank listed on the signature pages thereto,

               (ii) the Long-Term Wholesale Certificates duly issued,
                    executed and authenticated by the Wholesale Custodian, and

              (iii) a certificate of a Responsible Officer of CCCL that the conditions to the effectiveness of each Long-Term Wholesale Series Supplement and the issue of the Long-Term Wholesale Certificates set forth each Long-Term Wholesale Series Supplement and in the Wholesale PSA have been satisfied;

         (i) a copy of the resolutions of the board of directors (or the executive committee thereof) of each CCCL Party authorizing the execution, delivery and performance of this Short-Term RPA and the other Related Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such CCCL Party;

         (j) true and complete copies of the Constating Documents of each CCCL Party, certified as complete and correct copies thereof by the Secretary or an Assistant Secretary of such CCCL Party;

         (k) a certificate of a Responsible Officer of each CCCL Party that the consummation of the transactions contemplated hereby will not contravene, violate or conflict with, as to any CCCL Party, the Constating Documents, any Requirement of Law or any Contractual Obligation of such Person;

         (l)  a certificate of a Responsible Officer of each CCCL Party,

                (i) attaching copies of all consents, authorizations and filings referred to in Section 3.2, and

               (ii) stating that such consents, authorizations and filings are in full force and effect;

         (m) the favourable written opinion of the general counsel of the Guarantor, substantially in the form of Schedule 4.1(m)(i) and the favourable written opinion of counsel to CCCL substantially in the form of Schedule 4.1(m)(ii); and

         (n) an acknowledgement from CCCL and the Wholesale Custodian to the effect that the Wholesale Custodian has no beneficial interest in the Wholesale Pooled Property, substantially in the form of Schedule 4.1(n).

4.2 Notice of Replacement Effective Date. Upon satisfaction of the conditions set forth in Section 4.1, the Agent shall deliver to each CCCL Party and Bank a notice stating that such conditions have been satisfied and setting forth the Replacement Effective Date and the 1993 Short-Term Carried-Over Invested Amount, if any (including a specification of the "Wholesale Amount Outstanding" and the "Retail Amount Outstanding", if any, (each as defined in the 1993 RPA)).

4.3 Failure to Reach Replacement Effective Date. If all the conditions set forth in Section 4.1 have not been satisfied on or prior to June 30, 1994, this Short-Term RPA shall be of no further force and effect unless each of the Banks listed on the signature pages hereto on or prior to such date shall have consented, in writing, to an extension of such date.

4.4 Conditions to Each Purchasee. The obligation of each Bank to make any Purchase requested to be made by it on any Purchase Date (including, without limitation, its initial Purchase) is subject to the satisfaction of all the conditions precedent set forth in the Short-Term Retail PSA with respect to Retail Purchases, all the conditions precedent set forth in the Short-Term Wholesale Series Supplement with respect to Wholesale Purchases, and the following conditions with respect to all Purchases (including, in each case, receipt by the Agent from the Banks of all amounts required to be paid to the Agent in respect of the Purchases):

         (a) no Commitment Termination Event, nor any event which, with the giving of notice, the lapse of time, or both, or the satisfaction of any other condition, would be a Commitment Termination Event, shall have occurred and be continuing;

         (b) no Credit Event of Default nor any event which, with the giving of notice, the lapse of time, or both, or the satisfaction of any other condition, would be a Credit Event of Default, shall have occurred and be continuing;

         (c) the representations and warranties set forth in Article III and in the Related Documents shall be true and correct in all material respects on and as of such Purchase Date;

         (d) no CCCL Party shall be in default in the payment of any amount hereunder or in the observance or performance of any covenant or other agreement contained in this Short-Term RPA, the Related Documents or the Revolving Credit
              Agreement;

         (e) neither CCCL nor the Guarantor shall be in default (i) in the payment of interest on any Indebtedness of, or assumed by, such Person, in excess of $5,000,000 principal in the case of CCCL or U.S. $20,000,000 principal in the case of the Guarantor, which default shall have continued for a period of 5 days, or (ii) in payment of the principal of any such Indebtedness when due;

         (f) no default shall have occurred and be continuing with respect to, or under any instrument securing or providing for the issuance of, Indebtedness of, or assumed by, CCCL or the Guarantor which default shall have continued unremedied for a period to permit acceleration of the maturity of such Indebtedness;

         (g) receipt by the Agent on such Purchase Date of the following all in form and substance satisfactory to the Agent:

                (i) a certificate of a Responsible Officer of CCCL stating that the conditions set forth in this Section 4.4 have been satisfied;

               (ii) the favourable written opinion of counsel for the applicable Seller, dated the relevant Purchase Date, substantially in the form of Exhibit D to the Short-Term Retail PSA and Exhibit E to the Short-Term Wholesale Series Supplement, as applicable, and covering such other legal matters as the Banks or their counsel may reasonably request;

              (iii) a certificate executed by a Responsible Officer of the Seller, dated the relevant Purchase Date, to the effect that all instruments required by applicable legislation to be registered or filed in order to protect, perfect and preserve the rights of the Banks in all the Retail Obligations which are being sold by the Seller to the Banks on such Purchase Date and the Purchased Property have been or will be, within the time prescribed by the applicable legislation, duly executed by the required parties thereto and registered and filed in each appropriate office in each applicable jurisdiction (which certificate shall also have annexed thereto a schedule setting forth each such instrument and each such office in which such registrations or filings have been or will be made and such certificate shall also state that such instruments are the only instruments required and such offices are the only offices in which registration or filing is required by applicable legislation in order to protect, perfect and preserve the interest of the Banks in such Retail Obligations and the Purchased Property against all creditors of and purchasers from the Seller);

         (h) all legal matters incident to the execution and delivery of this Short-Term RPA and to the Retail Purchases and Wholesale Purchases shall be satisfactory to counsel for the Banks;

         (i) the Period Losses as determined as of the Distribution Date next preceding the Distribution Date next preceding such Purchase Date, for the 12 month period immediately preceding the date of determination shall not have exceeded 2% of the average unpaid balance of the Total Portfolio during the 12 month period immediately preceding such date of determination; and

         (j) there shall have occurred no change in CCCL's retail credit quality system that would result in a material adverse change in the quality of the Retail Obligations and no change in CCCL's dealer grading and credit policies or CCCL's policies relating to demonstration vehicles that would result in a material adverse change in the quality of the Wholesale Obligations.


                             ARTICLE V - COVENANTS

              In addition to and not in substitution for the covenants contained in the Related Documents, CCCL and the Guarantor hereby agree that, so long as the Commitments remain in effect, there is any Short-Term Aggregate Invested Amount outstanding, any Short-Term Wholesale Certificate remains outstanding or any amount is owing to any Bank or the Agent hereunder or under any of the Related Documents, CCCL and the Guarantor shall and shall cause each of the other CCCL Parties to comply with the following, as applicable:

5.1 Notices. CCCL shall promptly give notice to the Agent of the occurrence of any Commitment Termination Event, any Wholesale Early Amortization Event, any "Early Amortization Event" under, and as defined in, any series supplement issued pursuant to the Wholesale PSA (other than the Short-Term Wholesale Series Supplement) and any event which, with the giving of notice, the lapse of time, or both, or the satisfaction of any other condition would be a Commitment Termination Event, Credit Event of Default, Wholesale Early Amortization Event, or Early Amortization Event. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of CCCL and the applicable CCCL Party setting forth details of the occurrence referred to therein and stating what action, if any, CCCL or the applicable CCCL Party proposes to take with respect thereto.

5.2 Voting Control. CCCL shall maintain legal and beneficial ownership of all the issued and outstanding shares of each class of Voting Capital Stock of each Designated Affiliate which becomes an Additional Wholesale Seller. The Guarantor shall maintain legal and beneficial ownership of all of the issued and outstanding shares of each class of Voting Capital Stock of CCCL.

5.3 (a) Activities of the Seller. No Additional Wholesale Seller will engage in any business or activity of any kind or enter into any transaction other than

                (i) the business, activities and transactions contemplated and authorized by this Short-Term RPA or the Related Documents, or

               (ii) the business of acquiring, selling or financing wholesale and retail receivables and related activities and transactions

(such business, activities and transactions, collectively, "Permitted Transactions").

         (b) Indebtedness. No Additional Wholesale Seller will create, incur or assume any Indebtedness or issue any securities or sell or transfer any receivables to any Person which issues securities in respect of any such receivables other than the Custodian under the Wholesale PSA, unless

                (i) such Indebtedness or securities have no recourse to any assets of the Additional Wholesale Seller other than the specified assets to which such Indebtedness or securities relate, and

               (ii) the Rating Agency Condition shall have been satisfied in connection therewith prior to the incurrence or issuance thereof.

         (c) Guarantees. No Additional Wholesale Seller will become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions and unless the Rating Agency Condition shall have been satisfied with respect thereto.

         (d) Investments. No Additional Wholesale Seller will make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of Indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate, unless prior thereto the Rating Agency Condition shall have been satisfied with respect thereto.

         (e) Agreements. No Additional Wholesale Seller will become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Short-Term RPA, the Related Documents and any document related to a Permitted Transaction, or amend or modify its Constating Documents or cancel, terminate, amend, supplement, modify or waive any of the provisions of any Related Documents or request, consent or agree to or suffer to exist or permit any such cancellation, termination, amendment, supplement, modification or waiver unless, in any such case, the Rating Agency Condition shall have been satisfied with respect thereto.

         (f)  Maintenance of Separate Existence.  Each Additional
Wholesale Seller shall do all things necessary to maintain its corporate existence separate and apart from CCCL, the Guarantor and other Affiliates of the Additional Wholesale Seller, including, without limitation,

                (i) practicing and adhering to corporate formalities, such as maintaining appropriate corporate books and records;

               (ii) maintaining all of its deposit and other bank accounts and all of its assets separate from those of any other Person;

              (iii) maintaining all of its financial records separate and apart from those of any other Person;

               (iv) accounting for and managing all of its liabilities separately from those of any of its Affiliates;

                (v) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving the Additional Wholesale Seller, CCCL, the Guarantor, or any other Affiliate of the Additional Wholesale Seller, to substantively consolidate the Additional Wholesale Seller with CCCL, the Guarantor or any other Affiliate of the Additional Wholesale Seller;

               (vi) conducting transactions with its Affiliates only on an arm's length basis; and

              (vii) conducting all of its business (whether written or oral) solely in its own name.

5.4 Accounting. No CCCL Party will prepare any financial statements which shall account for nor will they in any other respect account for the transactions contemplated hereby in a manner which is inconsistent with the Banks' ownership of the Retail Obligations or the Banks' undivided ownership interests in the Wholesale Pooled Property.

5.5 Collateral Protection Insurance. The Seller will, in accordance with CCCL's customary practices and procedures, ensure that the obligors under the Retail Obligations and the Wholesale Obligations maintain collateral protection insurance.


                             ARTICLE VI - GUARANTEE

6.1 Guarantee. The Guarantor hereby unconditionally and irrevocably covenants and agrees that it will cause CCCL, each Seller and the Servicer duly and punctually to perform and observe all of the terms, conditions, covenants, agreements and indemnities of CCCL, each Seller and the Servicer under this Short-Term RPA and the Related Documents strictly in accordance with the terms hereof and thereof, and that if for any reason whatsoever any such Person shall fail to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same.

6.2 Absolute and Unconditional Obligations. The liabilities and obligations of the Guarantor under this Guarantee shall be absolute and unconditional under all circumstances and shall be performed by the Guarantor regardless of:

         (a) whether the Banks shall have taken any steps to collect from CCCL, each Seller and the Servicer any of the amounts payable by such Person to the Banks under this Short-Term RPA or the Related Documents or shall have otherwise exercised any of their rights or remedies under this Short-Term RPA against such Person or against any obligor under any of the Retail Obligations or the Wholesale Obligations;

         (b) the validity, legality or enforceability of this Short-Term RPA or of any of the Related Documents, or the disaffirmance of any thereof in any insolvency, bankruptcy or reorganization proceedings relating to any such Person;

         (c) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of this Short-Term RPA or any Related Document or any of the rights of the Banks as against any such Person or which might cause or permit to be invoked any alteration in the time, amount, manner of payment or performance of this Short-Term RPA or any Related Document;

         (d) the merger or consolidation or amalgamation of any such Person into or with any corporation or any sale or transfer by such Person of all or any part of its property; and

         (e) any other circumstances whatsoever (with or without a notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risk of the Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the Guarantor that the liabilities and obligations of the Guarantor under this Guarantee shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment and performance as provided in this Short-Term RPA.

6.3 Discretion of Banks. Without in any way affecting or impairing the liabilities and obligations of the Guarantor under this Guarantee, the Banks may at any time and from time to time in their discretion, without the consent of, or notice to the Guarantor:

         (a) extend or change the time, manner, place or terms of payment of any or all of the amounts payable by CCCL, each Seller and the Servicer to the Banks under this Short-Term RPA or the Related Documents or amend, supplement, waive, extend or otherwise modify any of the terms of this Short-Term RPA or the Related Documents; and

         (b) settle or compromise any of the amounts payable by CCCL, each Seller and the Servicer to the Banks under this Short-Term RPA or the Related Documents or subordinate the same to the claims of others.

6.4 General. The provisions of this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by CCCL, each Seller and the Servicer to the Banks under this Short-Term RPA or the Related Documents is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of any such Person, or otherwise, all as though such payment had not been made. The Guarantor hereby waives:

         (a)  notice of the occurrence of any default hereunder;

         (b) any requirement of diligence or promptness on the part of the Banks in making demand, commencing suit or exercising any other right or remedy under this Short-Term RPA or the Related Documents, or otherwise; and

         (c) any right to require the Banks to exercise any right or remedy against any such Person prior to enforcing any of its rights against the Guarantor under this Guarantee.


                  ARTICLE VII - COMMITMENT TERMINATION EVENTS

7.1 Commitment Termination Events: If any of the following events shall occur and be continuing:

         (a)  any Wholesale Early Amortization Event described in Section
              9.01 of the Wholesale PSA or in Section 7.1(c) of the Short-Term Wholesale Series Supplement shall occur;

         (b) if the Wholesale PSA is amended, modified or supplemented without the prior written consent of the Required Banks whether or not such consent is required by the terms of the Wholesale PSA, provided that this clause 7.1(b) shall not apply to any amendment, modification or supplement which is permitted to be made under the terms of the Wholesale PSA without the consent of any of the investors under any of the series supplements to the Wholesale PSA;

         (c)  any Credit Event of Default shall occur;

         (d) any CCCL Party shall fail to pay any amount payable hereunder, within 5 Business Days after any such amount becomes due in accordance with the terms hereof;

         (e) any representation or warranty made by any CCCL Party herein or in any other Related Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Short-Term RPA shall prove to have been incorrect in any material respect on or as of the date made except a representation and warranty contained in Section 2.04 of the Wholesale PSA or in Section 5.1 of the Short-Term Retail PSA if the Seller has repurchased the Wholesale Obligations or the Retail Obligations, as applicable, in respect of which the representations and warranties were made;

         (f) any CCCL Party shall default in the observance or performance of any covenant or other agreement contained in this Short-Term RPA or any Related Document and such default continues unremedied for a period of 30 days;

         (g) the giving of any notice of an intention to commence or the commencement of any voluntary or involuntary case or proceeding under any bankruptcy, insolvency, incorporation or other law now or hereafter in effect of any jurisdiction for the:

                (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations of,

               (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts of,

              (iii) appointment of a trustee, receiver, receiver and manager, liquidator, administrator, custodian or other official for, or for all or a material part of the assets of, or

               (iv) possession, foreclosure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or a material part of the assets of,

              any CCCL Party or the taking of any action by any CCCL Party in furtherance of or indicating its consent to, approval of, or acquiescence in, any of the foregoing;

         (h) any CCCL Party shall be unable to or shall admit its inability to, pay its debts as such debts become due, or is, or is adjudged or declared to be, or shall admit to being, bankrupt or insolvent;

         (i) a writ, execution or attachment or similar process is issued or levied against all or a material part of the property of any CCCL Party in connection with any judgment against such CCCL Party, in any amount which affects property of such CCCL Party;

         (j) any secured creditor, encumbrancer or lienor, or any trustee, receiver, receiver and manager, agent, bailiff or other similar official appointed by or acting for any secured creditor, encumbrancer or lienor, takes possession of, or forecloses or retains, or sells or otherwise disposes of, all or a material part of the assets of any CCCL Party or any such Person gives notice of its intention to do so; or

         (k) any CCCL Party suspends or ceases, or takes any corporate action to suspend or cease, its business;

then, and in any such event, (A) if such event is an event specified in
Section 7.1(g), 7.1(h), 7.1(i), 7.1(j) or 7.1(k), the Commitments shall immediately terminate without notice of any kind, which is hereby waived by the CCCL Parties and (B) if such event is any other event specified in this Article, so long as such event shall be continuing, the Agent may, with the consent of the Required Banks, or the Agent shall, upon the request of the Required Banks, declare by notice to CCCL that the Commitments are terminated forthwith, whereupon the Commitments shall immediately terminate.


                            ARTICLE VIII - THE AGENT

8.1 Appointment. Each Bank hereby irrevocably designates and appoints Royal as the agent of such Bank under this Short-Term RPA and the Related Documents and each such Bank irrevocably authorizes Royal, as the agent for such Bank to take such action on its behalf under the provisions of this Short-Term RPA and the Related Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Short-Term RPA and the Related Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary in this Short-Term RPA, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Short-Term RPA or any Related Document or otherwise exist against the Agent.

8.2 Delegation of Duties. The Agent may perform any of its duties under this Short-Term RPA and the Related Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

8.3 Exculpatory Provisions. Neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates (except the Custodian in its capacity as such) shall be:

         (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Short-Term RPA or any Related Document (except for its or such Person's own gross negligence or willful misconduct), or

         (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any CCCL Party or any officer thereof contained in this Short-Term RPA or any Related Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Short-Term RPA or any Related Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Short-Term RPA or any Related Document or for any failure of any CCCL Party to perform its obligations hereunder or thereunder.

              The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Short-Term RPA or any Related Document, or to inspect the properties, books or records of any CCCL Party.

8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any CCCL Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Short-Term RPA or any Related Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and be indemnified to its satisfaction by the Banks against any and all Liabilities and Costs which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Short-Term RPA and the Related Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Commitment Termination Event hereunder unless the Agent has received notice from a Bank or a CCCL Party referring to this Short-Term RPA, describing such Commitment Termination Event and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Commitment Termination Event as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Commitment Termination Event, as it shall deem advisable in the best interests of the Banks.

8.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates (except the Custodian in its capacity as such) has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the CCCL Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the CCCL Parties, the Retail Obligations and the Wholesale Obligations and made its own decision to make its Purchases hereunder and enter into this Short-Term RPA and the other Related Documents to which it is a party. Each Bank also represents that it will, independently and without reliance upon the Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Short-Term RPA and the Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the CCCL Parties, the Retail Obligations and the Wholesale Obligations. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial or other condition, prospects or creditworthiness of the CCCL Parties, the Retail Obligations or the Wholesale Obligations which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.7 Indemnification of Agent. The Banks agree to indemnify the Agent in its capacity as such (to the extent not promptly reimbursed by the CCCL Parties and without limiting the obligation of the CCCL Parties to do
so), ratably according to their respective Purchase Percentages, from and against any and all Liabilities and Costs which may at any time (including, without limitation, at any time following the termination of this Short-Term RPA and the Related Documents) be imposed on, incurred by or asserted against the Agent, in any way relating to or arising out of this Short-Term RPA, any of the Related Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing including without limitation all Liabilities and Costs imposed on, incurred by, or asserted against the Agent:

         (a) in exercising any of the rights and powers which the Agent may have under or in respect of this Short-Term RPA or any Related Document or any Retail Obligation or Wholesale Obligation or any related document or instrument, or in taking any actions or proceedings to enforce any of the obligations or liabilities of any CCCL Party under or in respect of this Short-Term RPA or any Related Document or of the obligor or any other Person under or in respect of any Retail Obligation or Wholesale Obligation or any related document or instrument, or in taking any actions or proceedings to realize upon or enforce the security or any of the other rights constituted by any Retail Obligation or Wholesale Obligation or any related document or instrument; or

         (b) resulting or arising from any claims, demands, suits, actions or other proceedings brought by or on behalf of any of the obligors or other parties under or in respect of any of the Retail Obligations or Wholesale Obligations or the vehicles financed thereby;

provided that no Bank (other than Royal) shall be liable for the payment of any portion of such Liabilities and Costs, resulting solely from the Agent's gross negligence or willful misconduct.

8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the CCCL Parties as though the Agent were not the Agent hereunder and under the Related Documents. With respect to any Interests the Agent in its individual capacity as a Bank may from time to time hold, the Agent shall have the same rights and powers under this Short-Term RPA and the Related Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

8.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Banks. If the Agent shall resign as Agent under this Short-Term RPA and the Related Documents, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by CCCL, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Short-Term RPA. After any retiring Agent's resignation as Agent, the provisions of this Article shall enure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Short-Term RPA and the Related Documents.

8.10 Exchange of Information. The CCCL Parties agree that each of the Banks and the Agent may provide to any of the others of them such information concerning the business, operations, property, financial and other condition and creditworthiness of the CCCL Parties, Retail Obligations or the Wholesale Obligations, as, in the opinion of such Bank or the Agent, is relevant under or in connection with this Short-Term RPA and the Related Documents.

8.11 Netting of Payment. Notwithstanding anything to the contrary contained in this Short-Term RPA, the Agent may net against any amount which is payable by the Agent to any Bank pursuant to this Short-Term RPA, any amount which is payable by such Bank to the Agent pursuant to this Short-Term RPA.

8.12 Survival. The agreements in this Article VIII shall survive termination of this Short-Term RPA and the Related Documents.

8.13 For Benefit of Banks Only. The provisions of this Article relating to the rights and obligations of the Agent and the Banks inter se shall be operative as between the Agent and the Banks only, and no CCCL Party shall have any rights hereunder or be entitled to rely for any purposes upon such provisions.


                          ARTICLE IX - INDEMNIFICATION

9.1           Payment of Expenses and Taxes.  CCCL agrees, on demand:

         (a) to pay or reimburse the Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of, and any amendment, supplement or modification to, this Short-Term RPA and the Related Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, (including, without limitation, the reasonable fees and disbursements of one counsel to the Agent and to the several Banks);

         (b) to pay or reimburse the Agent for all reasonable fees and disbursements of counsel to the Agent in connection with the ongoing administration of this Short-Term RPA and the Related Documents;

         (c) to pay or reimburse the Agent and each Bank for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Short-Term RPA, the Related Documents and any such other documents (including, without limitation, fees and disbursements of one counsel to the Agent and to the several Banks),

         (d) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all Liabilities and Costs with respect to any licence fees, duties and taxes (including without limitation any goods and services, sales, use, stamp, excise, gross receipts or personal property taxes), and other assessments which may at any time be payable, if any, or determined to be payable or asserted in connection with the execution and delivery of, or consummation or administration of any of the transactions or arrangements contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Short-Term RPA, the Related Documents and any such other documents or the Retail Obligations or the Wholesale Pooled Property,

         (e) to pay, indemnify and hold each Bank and the Agent harmless from and against all Liabilities and Costs arising from the Retail Contracts and the Wholesale Contracts or the underlying collateral (including any product warranty related claims, but excluding credit losses),

         (f) to pay, indemnify and hold each Bank and the Agent harmless from and against all Liabilities and Costs arising from the inaccuracy or breach of any of the representations and warranties contained in this Short-Term RPA or the Related Documents or the failure of any CCCL Party to perform or observe any covenants, agreements or other terms or provisions contained in this Short-Term RPA and the Related Documents, and

         (g) to indemnify the Agent and each Bank from and against Liabilities and Costs (other than legal fees and disbursements) of any kind whatsoever (and, with respect to any proceeding or related proceedings, the reasonable fees and disbursements of one firm of counsel to the relevant Banks in connection with such proceeding(s)) which may at any time (including, without limitation, at any time following repayment of the Short-Term Aggregate Invested Amount) be imposed on, incurred by or asserted against such Bank in any way relating to or arising out of this Short-Term RPA, the Guarantee, the Related Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Bank under or in connection with any of the foregoing,

              (all the foregoing, collectively, the "Indemnified
              Liabilities"),

              provided, that CCCL shall have no obligation hereunder to the Agent or any Bank with respect to Indemnified Liabilities arising from
(i) the gross negligence or willful misconduct of the Agent, its Affiliates or any such Bank, (ii) legal proceedings commenced against the Agent, its Affiliates or any such Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Agent, its Affiliates or any such Bank by any other Bank or by any Transferee and further provided, that the Indemnified Liabilities referred to in (d) shall not include, with respect to any Bank, any taxes imposed on the net income of such Bank except to the extent that
(i) such taxes are payable by such Bank as a consequence of (A) the Investor Master Custodial Certificate held by such Bank not being characterized as evidencing an undivided ownership interest in the Wholesale Pooled Property or (B) the Custodial Arrangement (as defined in the Wholesale PSA) not being characterized solely as an agency and (ii) as a result of such characterization the amount of taxes payable by such Bank exceeds the amount of taxes that would have been payable had (C) the Investor Master Custodial Certificates been characterized as evidencing an undivided ownership interest in the Wholesale Pooled Property or the Custodial Arrangement and (D) the Custodial Arrangement been characterized solely as an agency.

9.2 Statements, Reports etc. All statements, reports, certificates, opinions and other documents or information required to be furnished to the Banks or the Agent by the Seller under this Short-Term RPA shall be supplied by the Seller, without cost to the Banks or the Agent.

9.3 Increased Costs. In the event that any Applicable Law or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority enacted or made subsequent to the date hereof:

              (a) does or shall subject such Bank to any Tax, or change the basis of taxation or increase any existing Tax, on payments of any amounts payable by the Seller to such Bank (except for taxes on the overall net income of such Bank imposed by the jurisdiction in which it is incorporated or resident or from which it is acting for the purposes of this Short-Term RPA, but including taxes on capital or other similar taxes);

              (b) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank; or

              (c)  does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of purchasing or holding any such Bank's Interests hereunder or to reduce any amount receivable in respect thereof (such increase in costs or reduction in amounts receivable, "Increased Costs") then, in any such case, the Seller shall promptly pay to the Agent for the account of such Bank, upon the written demand of such Bank to the Seller (with a copy to the Agent), so long as such Increased Costs are not otherwise included in the amounts required to be paid to such Bank pursuant to Section 9.4, 9.5 or 9.6, any additional amounts necessary to compensate such Bank for such Increased Costs which such Bank deems to be material as determined by such
Bank with respect to its Purchases.   If a Bank becomes entitled to claim
any additional amounts pursuant to this Section, it shall promptly notify the Seller, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by a Bank, through the Agent, to the Seller shall be conclusive in the absence of manifest error.

9.4 Reemployment Costs. CCCL agrees to indemnify each Bank and to hold each Bank harmless from any Liabilities and Costs, including, but not limited to, any such Liabilities and Costs arising from interest or fees payable by such Bank to lenders of funds obtained by it to purchase or hold such Bank's Interests, which such Bank may sustain or incur as a consequence of:

         (a) default by the Seller in the performance of its obligations hereunder; or

         (b) default by the Seller in selling Interests on a Purchase Date or in converting or continuing the annual rate of return to or in, as applicable, a rate based on a Bank's BA Rate, in each case after having given notice of a sale or electing to have the Bank's BA Rate applied; or

         (c) the application of any collections in reduction of such Bank's investment in the Interests at any time such that any portion of the Short-Term Aggregate Invested Amount in respect of which the Seller elects to have the rate of return based on a Bank's BA Rate for bankers' acceptances maturing over a period of time ending on a Distribution Date does not remain outstanding during the entire period for which such Bank's BA Rate is to apply, or

         (d) the Exact Retail Amount Due (as defined in the Short-Term Retail PSA) upon Retail Obligations purchased by the Bank on a Fixed Rate basis being different from the Estimated Retail Amount Due (as defined in the Short-Term Retail PSA) upon such Retail Obligations. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by a Bank to CCCL shall be conclusive absent manifest error.


9.5           Changes in Capital Requirements.

         (a) In the event that, in the opinion of counsel for any Bank (which may, in the discretion of such Bank, be such Bank's internal counsel), compliance with any law, rule, regulation or guideline, or any change therein or in the interpretation or application thereof, or compliance by any Bank with any request or directive from any central bank or Governmental Authority (whether or not such requirement has the force of law) enacted or made subsequent to the date hereof shall affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and the amount of such capital that is required or expected to be maintained is increased by or based upon the Commitment of such Bank under this Short-Term RPA (such requirement, a "Change in Capital Requirement"), such Bank shall so notify CCCL and the Agent within one-hundred eighty (180) days after such Bank shall have obtained actual knowledge of the costs associated with its compliance with such Change in Capital Requirement (but in no event later than 365 days after such Bank is first required to comply with such Change in Capital Requirement).

         (b) At the time of such notification such affected Bank shall provide CCCL and the Agent with a written statement setting forth the amount that would adequately compensate such affected Bank for the Liabilities and Costs associated with its compliance with such Change in Capital Requirement and setting forth in reasonable detail the assumptions upon which such affected Bank calculated such amount and a copy of the opinion of counsel for the Bank referred to in the preceding paragraph.

         (c) Such affected Bank shall allocate to the Seller the Liabilities and Costs associated with such Change in Capital Requirement in such a way that the proportion of (i) such Liabilities and Costs that are allocated to the Seller to (ii) the total of such Liabilities and Costs of such affected Bank associated with such Change in Capital Requirement as it relates to all commitments of such Bank to its customers of similar creditworthiness as the Seller, is substantially the same as the proportion of (i) the Commitment of such affected Bank under this Short-Term RPA to
(ii) the total of all commitments by such affected Bank to its customers of similar creditworthiness as the Seller.

         (d) CCCL and such affected Bank shall thereafter negotiate in good faith an agreement to increase that portion of the Facility Fees payable to such affected Bank under Section 2.6 of this Short-Term RPA, which, in the opinion of such affected Bank, will adequately compensate such affected Bank for such costs. If such increase is approved in writing by CCCL within ninety (90) days from the date of the notice to CCCL from such affected Bank, the Facility Fees payable by CCCL shall include the amount of such agreed increase (but subject to subsection 9.5(e)), and CCCL will so notify the Agent. If CCCL and such affected Bank are unable to agree on such an increase within ninety (90) days from the date of the notice to CCCL from such affected Bank, CCCL shall by written notice to such affected Bank within one hundred and twenty (120) days from the date of the aforesaid notice to CCCL from such affected Bank, elect either to
(i) terminate the Commitment of such affected Bank (each such Bank, a "Terminated Bank") (subject to subsection 9.5(e)) or (ii) (subject to subsection 9.5(e)) increase the Facility Fees payable to such affected Bank by the amount requested by such affected Bank, and CCCL will so notify the Agent. Without limiting the foregoing, if CCCL elects to take the action described in clause (ii) of the preceding sentence, it may simultaneously therewith reduce the Commitment of such affected Bank by an amount chosen by CCCL. If CCCL fails to provide notice to such affected Bank as described in the second preceding sentence by such one hundred twentieth day, CCCL shall be deemed to have taken the action described in clause (ii) of such second preceding sentence without reduction of the Commitment of such affected Bank.

         (e) CCCL (A) may from time to time after such one hundred twentieth day reduce the compensation to be received pursuant to this
Section 9.5 by any affected Bank as a result of any Change in Capital Requirement, to the average compensation (the "Average Compensation") CCCL has agreed, as provided above, to pay the affected Banks as a result of such Change in Capital Requirement (such average compensation to be measured by a percentage of the aggregate Commitments of such affected Banks) and (B) shall pay to each Terminated Bank an amount equal to the excess, if any, of (i) the lesser of (I) the aggregate Facility Fees that would have been payable to such Terminated Bank from the date of such Terminated Bank's notice to CCCL pursuant to this Section 9.5 to the date the Commitment of such Terminated Bank is terminated had such Facility Fees been determined by reference to the Average Compensation, and (II) the aggregate Facility Fees that would have been payable to such Terminated Bank during such period had such Facility Fees been increased by an amount necessary to adequately compensate such Terminated Bank (as determined by such Terminated Bank in accordance with the applicable provisions of this
Section 9.5) for the costs attributable to the relevant Change in Capital Requirement, over (ii) the aggregate Facility Fees actually paid to such Terminated Bank during such period.

         (f) On the day the Commitment of a Terminated Bank is terminated pursuant to subsection 9.5(d), (i) the Seller shall pay in full any accrued and unpaid Facility Fees, Utilization Fees or other amounts owing to such Terminated Bank hereunder, and (ii) notwithstanding such termination, CCCL and CFC shall continue to remain fully liable to such Terminated Bank for the satisfaction of all obligations and the payment of all amounts due or to become due under this Short-Term RPA and the relevant Related Documents (except for Facility Fees and Utilization Fees) as if such Commitment had not been terminated until all such obligations have been satisfied and all such amounts paid in full; and (iii) CCCL shall pay to the Terminated Bank on each date on which the Facility Fees would have been payable to such Terminated Bank had such Commitment not been terminated an amount equal to the increase in such Terminated Bank's portion of the Facility Fees which such Terminated Bank requested pursuant to subsection 9.5(d), adjusted to give effect to the termination of such Terminated Bank's Commitment, during the remaining term of this Short-Term RPA so long as the Terminated Bank's investment in Retail Obligations or Wholesale Pooled Property remains greater than zero.

         (g) Upon the occurrence of any Change in Capital Requirement, any Bank whose commitment hereunder is affected by such Change in Capital Requirement shall transfer its commitment to another branch office (or, if such Bank so elects, to an Affiliate) of such Bank, provided that such transfer shall be made only if such Bank shall have determined in good faith (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that, (i) on the basis of existing circumstances, such transfer will avoid the increased costs resulting from such Change in Capital Requirement and will not result in any additional Liabilities and Costs to such Bank or to CCCL (unless CCCL agrees to pay such additional Liabilities and Costs of such Bank or CCCL, as the case may
be) and (ii) such transfer is otherwise consistent with the interests of such Bank. A transfer of a Bank's Commitment pursuant to this subsection 9.5(g) shall be effected pursuant to the provisions of Section 10.8, provided that no consent to such transfer shall be required from the Seller or the Agent.

9.6           Replacement of Banks

              The Seller shall be permitted to replace any Bank which (a) requests reimbursement for amounts owing pursuant to Section 9.3 and as a result thereof any of the actions described in such Section is required to be taken, (b) defaults in its obligation to make Purchases hereunder, or
(c) ceases to be a party to the Revolving Credit Agreement, provided that
(i) such replacement does not conflict with any Applicable Law, (ii) no Commitment Termination Event shall have occurred and be continuing at the time of such replacement, (iii) the Seller shall be liable to such replaced Bank under subsection 9.4(c) to the extent such replaced Bank incurs any Liabilities or Costs contemplated in such subsection as a result of such replacement, (iv) the replacement Bank, if not already a Bank, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Agent, (v) the replaced Bank shall be obligated to make such replacement in accordance with the provisions of Section 10.8, (vi) until such time as such replacement shall be consummated, the Seller shall pay all additional amounts (if any) required pursuant to Sections 9.3 or 9.5, as the case may be, and (vii) any such replacement shall not be deemed to be a waiver of any rights which the Seller, the Agent or any other Bank shall have against the replaced Bank.

9.7 Survival. The agreements in this Article shall survive the termination of this Short-Term RPA and the Related Documents and are in addition to, and not in substitution for, any other indemnification granted by any CCCL Party in any Related Document.


                           ARTICLE X - MISCELLANEOUS

10.1          Amendments and Waivers.

         (a) Neither this Short-Term RPA, any Related Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section.

         (b) With the written consent of the Required Banks, the Agent and CCCL may, from time to time, enter into written amendments, supplements or modifications hereto and to the Related Documents for the purpose of adding any provisions to this Short-Term RPA or the Related Documents or changing in any manner the rights of the Banks or of the CCCL Parties hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Short-Term RPA or the Related Documents;

provided, however, that no such waiver and no such amendment, supplement or modification shall

                (i)  extend the Commitment Period,

               (ii)  change the Short-Term Commitment Amount,

              (iii)  change any Bank's Commitment Amount,

               (iv)  reduce any fee payable to any Bank hereunder,

                (v) reduce the rate of return or extend the time for payment of yield,

               (vi) reduce the amount or extend the maturity of any Short-Term Wholesale Certificate or any instalment thereof,

              (vii) change the definition of "Commitment Termination Date" or "Commitment Termination Event" or its consequences,

             (viii) reduce the percentages set forth in "Required Participation Percentage" or "Subordinated Percentage" in the Short-Term Wholesale Series Supplement or reduce the percentage specified in the definition of "Reserve Fund Required Amount" in the Short-Term Wholesale Series Supplement,

               (ix) change the definition of "Applicable Yield" or "Deferred Payment" in the Short-Term Retail PSA,

                (x) amend, modify or waive any provision of this subsection,

               (xi) reduce the percentage specified in the definition of Required Banks or waive any of the provisions of
                     Section 4.4,

              (xii) amend, modify or waive any provision of the Guarantee, or

             (xiii) amend the Short-Term Wholesale Series Supplement without the satisfaction of the Rating Agency Condition if so required by the Wholesale PSA,

in each case without the consent of each Bank.

         (c) Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the CCCL Parties, the Banks and the Agent. In the case of any waiver, the CCCL Parties, the Banks and the Agent shall be restored to their former position and rights hereunder and under the Related Documents, and any Commitment Termination Event waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Commitment Termination Event, or impair any right consequent thereon.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing delivered by certified or registered mail, by hand, by courier, or by telecopy or telex, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, certified or registered mail, or by courier, in the case of telecopy notice, when received, or, in the case of telex notice, when sent, answerback received, addressed to the parties as set forth in the signature pages hereto, or to such other address as may be hereafter notified by the respective parties hereto provided that any notice, request or demand to or upon the Agent or the Banks pursuant to Section 2.4 shall not be effective until received.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Short-Term RPA.

10.5 Successors and Assigns. This Short-Term RPA shall be binding upon and enure to the benefit of the CCCL Parties, the Banks, the Agent, and their respective successors and assigns, except that no CCCL Party may assign or transfer any of its rights or obligations under this Short-Term RPA without the prior written consent of the Required Banks (other than in connection with an Additional Wholesale Seller pursuant to the terms hereof).

10.6 Participation. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more Chartered Banks ("Participants") participating interests in any Commitment of such Bank, any Short-Term Wholesale Certificate or any other Interests of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Short-Term RPA to the other parties to this Short-Term RPA shall remain unchanged, such Bank shall remain solely responsible for the performance thereof for all purposes under this Short-Term RPA, and CCCL, the Seller and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Short-Term RPA. In the case of a sale by a Bank of a participating interest in Wholesale Pooled Property represented by a Short-Term Wholesale Certificate, such Bank shall remain the registered holder of such Short-Term Wholesale Certificate.

10.7 Optional Sale. The Agent may at any time during the Commitment Period offer to sell all or any portion of the Banks' Interests comprising Sold Retail Obligations (as defined in the Short-Term Retail
PSA) for cash (a) if the Short-Term Retail Aggregate Invested Amount (plus accrued interest, fees and other amounts payable by the Seller hereunder to the date of such sale) after giving effect to such sale, would be reduced to zero and (b) if after giving effect to such sale no Service Default (as defined in the Short-Term Retail PSA) shall be then continuing. Proceeds of such sale shall be treated as and applied as a collection on account of Sold Retail Obligations under and in accordance with the Short-Term Retail PSA. Following the receipt of a bona fide offer to purchase all or any portion of the Banks' Interests in the said Sold Retail Obligations from any Person other than the Seller which the Agent wishes to accept (a "Third Party Offer"), the Agent shall give notice thereof to the Seller, which notice shall constitute an irrevocable offer to sell such Interests to the Seller for an amount and on the terms and conditions specified in the Third Party Offer. The Seller will be under no obligation to accept such offer. If the Seller does not accept such offer within five (5) Business Days after receiving notice thereof, the Agent may accept the Third Party Offer.


10.8          Sale of Interests.

         (a) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank, and, with the consent of CCCL and the Agent (which in each case shall not be unreasonably withheld) to one or more additional Chartered Banks ("Purchasing Banks") all or a portion of its rights and obligations under this Short-Term RPA, the Related Documents and the Short-Term Wholesale Certificates pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank, such transferor Bank, the Guarantor and the Agent (and, in the case of a Purchasing Bank that is not then a Bank, by CCCL), and delivered to the Agent for its acceptance and recording in the Register provided that (i) prior to the termination of the Commitments (whether on the Commitment Termination Date or otherwise), any such sale shall include a proportionate share of each of such transferor Bank's Commitments, Retail Obligations and interests in Wholesale Pooled Property, and after any termination of the Commitments, any such sale may be of any combination of Retail Obligations and interests in Wholesale Pooled Property and (ii) the principal amount of such Bank's Commitment so sold (or, if no Commitments are outstanding, the principal amount of interests in Wholesale Pooled Property and Retail Obligations so sold) shall be in an aggregate amount of $3,000,000 or more.

         (b) Upon such execution, delivery, acceptance, and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (i) the Purchasing Bank thereunder shall be a party hereto and the Related Documents and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (ii) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Short-Term RPA (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Short-Term RPA and the Related Documents, such transferor Bank shall cease to be a party hereto).

         (c) Such Commitment Transfer Supplement shall be deemed to amend this Short-Term RPA to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Purchase Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Short-Term RPA and the Related Documents. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Wholesale Custodian, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Short-Term Wholesale Certificate a new Short-Term Wholesale Certificate issued in the name of such Purchasing Bank pursuant to the Short-Term Wholesale Series Supplement and, if the transferor Bank has retained Commitments hereunder, a new Short-Term Wholesale Certificate issued in the name of the transferor Bank.

         (d) The Agent shall maintain at its address referred to on the signature pages hereto or such other address of which the Agent may give notice in accordance with Section 10.2, a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Retail Obligations and interests in Wholesale Pooled Property sold to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the CCCL Parties, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Retail Obligations, the interests in Wholesale Pooled Property and the Short-Term Wholesale Certificates recorded therein for all purposes of this Short-Term RPA. The Register shall be available for inspection by the CCCL Parties or any Bank at any reasonable time and from time to time upon reasonable prior notice. Within two (2) Business Days after the end of each month during the term of this Short-Term RPA, the Agent shall provide a copy of the Register to the Seller.

         (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by CCCL and the Agent), the Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and CCCL.

         (f) Each CCCL Party authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning such CCCL Party and its Affiliates which has been delivered to such Bank by or on behalf of such CCCL Party pursuant to this Short-Term RPA or which has been delivered to such Bank by or on behalf of such CCCL Party in connection with such Bank's credit evaluation of such CCCL Party and its Affiliates prior to becoming a party to this Short-Term RPA.


10.9          Adjustments; Set-Off.

         (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its investments in Wholesale Pooled Property or Retail Obligations, or any return or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or counterclaim, pursuant to events or proceedings of the nature referred to in Sections 7.1(g), 7.1(h), 7.1(i), 7.1(j) or 7.1(k) or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's investments in Wholesale Pooled Property or Retail Obligations, or return or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's investments in Wholesale Pooled Property or Retail Obligations, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each CCCL Party agrees that each Bank so purchasing a portion of another Bank's investments in Wholesale Pooled Property or Retail Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

         (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to any CCCL Party, any such notice being expressly waived by each CCCL Party to the extent permitted by applicable law, upon any amount becoming due and payable by such CCCL Party hereunder or under the Related Documents (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of such CCCL Party, provided, however, that no Bank which maintains any bank account for the Wholesale Custodian shall exercise any right of set-off or counterclaim or similar right with respect to amounts on deposit in such bank account. Each Bank agrees promptly to notify CCCL and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.10 Counterparts. This Short-Term RPA may be executed by one or more of the parties to this Short-Term RPA in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Short-Term RPA signed by all the parties shall be lodged with CCCL and the Agent.

10.11 Severability. Any provision of this Short-Term RPA which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.12 Entire Agreement. Except as otherwise provided herein with respect to the 1993 RPA and the Long-Term RPA, this Short-Term RPA represents the entire agreement of the CCCL Parties, the Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the Related Documents.

10.13 Governing Law. This Short-Term RPA and the rights and obligations of the parties under this Short-Term RPA shall be governed by, and construed and interpreted in accordance with, the law of the Province of Ontario and the federal laws of Canada applicable therein.

10.14 Submission To Jurisdiction; Waivers. Each CCCL Party hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Short-Term RPA and the Related Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive jurisdiction of the courts of the Province of Ontario;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in the signature pages hereto or at such other address of which the Agent shall have been notified pursuant to Section 10.2;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

10.15 Further Assurances. Each CCCL Party agrees that it will from time to time and at any time, do and perform any and all acts and execute any and all further instruments required or reasonably requested by the Agent to effect more fully the purposes and intent of this Short-Term RPA, the Short-Term Wholesale Series Supplement, the Short-Term Retail PSA and the Purchases contemplated hereunder or thereunder, including without limitation, the execution of any financing statements, financing change statements and all affidavits, notices or assignments for filing under the provisions of the legislation of any jurisdiction.

10.16 Termination. This Short-Term RPA terminates on the later of the termination of the Short-Term Retail PSA and the termination of the Short-Term Wholesale Series Supplement.

              IN WITNESS WHEREOF the parties hereto have caused this Short-Term RPA to be duly executed as of the date and year first above written.



                                            CHRYSLER CREDIT CANADA LTD.

27777 Franklin Road                         By:    "David A. Robison"
Southfield, Michigan
U.S.A.                                      Title: V-P & Treasurer
48034-8286
Attention:  Treasurer
Telephone:  810-948-3140
Telecopier: 810-948-3801

                                            CHRYSLER FINANCIAL CORPORATION

27777 Franklin Road                         By:    "Dennis M. Cantwell"
Southfield, Michigan
U.S.A.                                      Title: V-P,Corp.Finance & Devpt
48034-8286

Attention:  Treasurer
Telephone:  810-948-3140
Telecopier: 810-948-3801

Branch of Account                  Commitment
                                   (Millions)

                                            ROYAL BANK OF CANADA
                                            As Agent
13th Floor
200 Bay Street
South Tower                                 By:    "David W. Cox"
Royal Bank Plaza
Toronto, Ontario                            Title: Senior Manager
M5J 2J5

Attention:  Manager, Operations
            Loan Structuring and Syndications
Telex:      06218783
Telephone:  416-974-4154
Telecopier: 416-974-2407

                                   $15      ROYAL BANK OF CANADA

                                            By:    "Glen D. Carter"

20 King Street West                         Title: Senior Manager
10th  Floor
Toronto, Ontario
M5H 1C4

Attention:  Glen D. Carter
            Senior Manager,
            Corporate Banking, Multinational
Telephone:  416-974-4278
Telecopier: 416-974-5938




                                   $13.5    CANADIAN IMPERIAL BANK OF
                                            COMMERCE

Commerce Court West                         By:    "Harold Chataway"
7th Floor
Toronto, Ontario                            Title: Managing Dir. Auto. Grp.
M5L 1A2

Attention:  Harold Chataway
            Managing Director, Automotive Group
            Commerce Court Corporate Group
Telephone:  416-980-5315
Telecopier: 416-980-8384
Telex:      06-524116

                                   $13.5    THE BANK OF NOVA SCOTIA

                                            By:    "Cynthia Thomas"
44 King Street West
16th Floor                                  Title: Senior Relationship Mgr.
Toronto, Ontario
M5H 1H1                                     By:    "Anthony S. Courtright"

Attention:  Cynthia P. Thomas               Title: Unit Head
            Senior Relationship Manager
Telephone:  416-866-3548
Telecopier: 416-866-3770
Telex:      06-524712

                                   $6       BANK OF MONTREAL

                                            By:    "Surjit Rajpal"
24th Floor
First Canadian Place                        Title:  Managing Director
Toronto, Ontario
M5X 1A1

Attention:  Algis Vaitonis
            Director
            Corporate Banking
Telephone:  416-867-4092
Telecopier: 416-867-5818
Telex:      06-22735


                                   $6       THE TORONTO-DOMINION BANK

55 King Street West                         By:    "Karl H. Schulz"
P.O. Box 1
Toronto-Dominion Centre                     Title: V-P,Corp.&Invst.Bnkg.Grp.
Toronto, Ontario
M5K 1A2

Attention:  B.E. (Rick) Van Waterschoot
            Manager
            Corporate and Investment Banking Group
Telephone:  416-944-5824
Telecopier: 416-982-5018
Telex:      06-524267

                                   $4.5     BANK OF AMERICA CANADA

4 King Street West                          By:    "Jai S. Menon"
18th Floor
Toronto, Ontario                            Title: Vice-President
M5H 1B6

Attention:  Richard Hall
            Assistant Vice President

Telephone:  416-863-4008
Telecopier: 416-863-5265
Telex:      06-219707

                                   $4.5     CHEMICAL BANK OF CANADA

100 Yonge Street                            By:    "William T. Carrothers"
Suite 900
Toronto, Ontario                            Title: Vice President
M5C 2W1

Attention:  Owen G. Roberts                 By:    "Owen G. Roberts"
            Vice-President
Telephone:  416-594-2259                    Title: Vice President
Telecopier: 416-594-2266
Telex:      06-218241

                                   $4.5     CREDIT LYONNAIS CANADA

One Financial Place                         By:    "David J. Farmer"
1 Adelaide Street East
Suite 2505                                  Title: Vice President
Toronto, Ontario
M5C 2V9

Attention:  David Farmer
            Vice President
Telephone:  (416) 947-9355
Telecopier: (416) 947-9471

                                   $4.5     MORGAN BANK OF CANADA

Royal Bank Plaza                            By:    "Katherine B. Stevenson"
South Tower
22nd Floor, P.O. Box 80                     Title: Vice President
Toronto, Ontario
M5J 2J2

Attention:  Katharine B. Stevenson
            Vice President
Telephone:  416-981-9224
Telecopier: 416-865-1641
Telex:      06-23490


                                   $3       SWISS BANK CORPORATION
                                            (CANADA)

P.O. Box  103                               By:    "Blaise Ganguin"
207 Queen's Quay West
Suite 78O                                   Title: Associate Dir. Mrch. Bnkg.
Toronto, Ontario

Attention:  Blaise Ganguin                  By:    "Robin V.J. Scott"
            Associate Director
            Merchant Banking                Title: Mrch. Bnkg. Director
Telephone:  416-203-4263
Telecopier: 416-203-4385
Telex:      06-217872